Exhibit 99(a)
AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 8, 2010, amends and supplements the Second Amended and Restated Credit Agreement dated as of April 10, 2009, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of July 31, 2009 (as so amended, the “Credit Agreement”), among LADISH CO., INC., a Wisconsin corporation (the “Company”), the financial institutions parties hereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders (in such capacity, the “Agent”).
RECITAL
The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.
AGREEMENTS
In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, the Company, the Lenders and the Agent agree as follows:
1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the satisfaction of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Amendment No. 2 to Second Amended and Restated Credit Agreement (“Amendment No. 2”). This Amendment No. 2 is a Loan Document.
2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:
(a) The following defined terms are inserted into section 1 of the Credit Agreement to appear in proper alphabetical order therein:
“Net Debt” of a Person means, without duplication, the sum of such Person’s Indebtedness minus all cash, cash equivalents and short-term marketable securities of such Person.
“Net Debt to EBITDA Ratio” means the relationship, expressed as a numerical ratio, between:
(a) Net Debt, as of the date of determination;

and
(b) EBITDA (calculated for the four quarter period ending on the date of determination); provided, however, if the Company (a) acquires the capital stock or other ownership interests of another Person (the “Acquired Company”) which, upon completion of the transaction, becomes a Subsidiary or (b) acquires assets from another Person (the “Acquired Assets”), then the Earnings Before Taxes, Interest Expense, Depreciation Expense, Amortization Expense and non-cash expenses of the Acquired Company, or, in the case of Acquired Assets, the portion thereof attributable to the Acquired Assets, shall be added to or subtracted from, as the case may be, those of the Company for the portion of the four quarter period preceding the date of determination that the Company did not own the Acquired Company or the Acquired Assets. The Company shall separately identify any amounts relating to an Acquired Company or to Acquired Assets in the financial covenant calculations required to be provided under section 5.2.
(b) The defined term “Revolving Note Maturity Date” in section 1 of the Credit Agreement is amended in its entirety to read as follows:
“Revolving Note Maturity Date” means April 7, 2011, or such earlier date on which the Revolving Notes become immediately due and payable pursuant to section 7.2 of this Agreement.
(c) Section 6.14 is amended in its entirety to read as follows:
6.14 Net Debt to EBITDA. Permit the Company’s Net Debt to EBITDA Ratio as of the end of any fiscal quarter to be greater than 3.50:1.
3. Closing Conditions. This Amendment No. 2 shall become effective upon its execution and delivery by the parties hereto and receipt by the Agent of:
(a) Secretary’s Certificate. A certificate of the Secretary of the Company to the effect that there have been no amendments to the Articles of Incorporation or By-Laws of the Company since the most recent date on which copies thereof were furnished to the Agent;
(b) Resolutions. A copy, certified to be accurate and complete by the Secretary of the Company, of resolutions of the Company’s board of directors or other governing body authorizing the execution and delivery of this Amendment No. 2; and

(c) Other Documents. Such other documents relating to the transactions contemplated by this Amendment No. 2 as the Agent shall reasonably request.
4. Representations and Warranties. The Company represents and warrants that:
(a) Corporate Power, Authority, Etc. The execution and delivery by the Company of this Amendment No. 2 and the performance by the Company under the Credit Agreement, as amended hereby, (i) are within its corporate power, (ii) have been duly authorized by all necessary corporate action on the part of the Company, (iii) do not violate any provision of the Articles of Incorporation or By-Laws of the Company, (iv) do not violate any provision of or constitute a default under any existing law, rule or regulation of any governmental authority or agency, any order or decision of any court binding upon the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound or (v) require the approval or consent of the shareholders of the Company, any governmental body or authority or any other person or entity other than those which have been obtained and are in full force and effect; and
(b) Representations and Warranties in Loan Documents. The representation and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof and no Default or Event of Default exists as of the date hereof.
5. Costs and Expenses. The Company agrees to pay, on demand, all costs and expenses (including reasonable attorneys’ fees and disbursements) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Amendment No. 2.
6. Governing Law. This Amendment No. 2 shall be governed by the laws of the State of Wisconsin.
7. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 2, remains in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first written above.

LADISH CO., INC.
BY:	/s/ Wayne E. Larsen

	Its:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
BY:	/s/ Matthew J. Schulz

	Its:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
BY:	/s/ Angela Cherubini

	Its:	Vice President

[Signature Page to Amendment No. 2]

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